Exhibit 10.1

SHARE REPURCHASE AGREEMENT

THIS SHARE REPURCHASE AGREEMENT (this “Agreement”) is made and entered into as of this 14th day of August, 2018, by and between Elliott Associates, LP; Liverpool Limited Partnership; and Spraberry Investments Inc. (each a “Seller” and collectively, the “Sellers”) and Peabody Energy Corporation, a Delaware corporation (the “Purchaser”).

RECITALS

WHEREAS, the Sellers desire to sell to the Purchaser, and the Purchaser desires to purchase from the Sellers, a number of shares of common stock, par value $0.01 per share, of the Purchaser (the “Common Stock”), having an aggregate value of $300,000,000, at a price equal to $41.82 per share, representing a discount to the closing sale price of the Common Stock on the New York Stock Exchange on the trading day immediately prior to the date of this Agreement, on the terms and conditions set forth in this Agreement (the “Repurchase Transaction”).

WHEREAS, after due consideration, the Nominating and Corporate Governance Committee of the Board of Directors of the Purchaser and the Board of Directors of the Purchaser have approved the Repurchase Transaction and related matters that may be required in connection with the Repurchase Transaction.

NOW, THEREFORE, in consideration of the premises and the agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

SALE AND PURCHASE OF COMMON SHARES

Section 1.1 Purchase. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Sellers shall sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase, acquire and accept from the Sellers, the number of shares of Common Stock (the “Shares”) in the aggregate equal to $300,000,000 divided by $41.82 (the “Purchase Price”), rounded down to the nearest whole share. The number of shares of Common Stock that each Seller shall individually sell, assign, transfer, convey and deliver to the Purchaser pursuant to this Section 1.1 is set forth in Schedule A attached hereto.

Section 1.2 Closing. The closing of the Repurchase Transaction (the “Closing”) will take place at the offices of Jones Day, 77 W. Wacker Drive, Suite 3500, Chicago, Illinois 60601 on the fifth business day following the date of this Agreement (the “Closing Date”). At the Closing, (a) the Sellers shall deliver or cause to be delivered to the Purchaser all of the Sellers’ right, title and interest in and to the Shares by an appropriate method reasonably agreed to by the Purchaser and the Sellers, together, in each case, with all documentation reasonably necessary to transfer to Purchaser right, title and interest in and to the Shares and (b) the Purchaser shall pay to the Sellers the aggregate Purchase Price in cash by wire transfer of immediately available funds in accordance with the wire transfer instructions provided by the Sellers to the Purchaser.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Each of the Sellers, as to itself only and severally, not jointly and severally, hereby make the following representations and warranties to the Purchaser, each of which is true and correct on the date hereof and the Closing Date, and shall survive the Closing Date.

Section 2.1 Existence and Power.

(a) Such Seller has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

(b) The execution and delivery of this Agreement by such Seller and the consummation by such Seller of the transactions contemplated hereby (i) do not require the consent, approval, authorization, order, registration or qualification of, or (except for filings pursuant to Section 16 or Regulation 13D under the Securities Exchange Act of 1934, as amended (the “Exchange Act Filings”)) filing with, any governmental authority or court, or body or arbitrator having jurisdiction over such Seller; and (ii) do not and will not constitute or result in a breach, violation or default under (x) any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license, to which such Seller is a party or (y) such Seller’s organizational documents, or (z) any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority or similar body applicable to such Seller, except in each case in this clause (ii) as would not materially adversely affect the ability of such Seller to consummate the transactions contemplated by this Agreement.

Section 2.2 Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by such Seller and constitutes a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally and general principles of equity.

Section 2.3 Ownership of Shares. Such Seller has a securities entitlement (within in the meaning of Section 8-501 of Uniform Commercial Code as in effect in the State of New York (the “UCC”)) with respect to the Shares beneficially owned by it. Upon consummation of the Repurchase Transaction, the Purchaser will either (a) have a securities entitlement with respect to the Shares free of any adverse claim, as provided in Section 8-502 of the UCC, or (b) be a protected purchaser of the Shares within the meaning of Section 8-303 of the UCC, in either case free and clear of any lien, encumbrance, pledge, charge, security interest, mortgage, title retention agreement, option, equity, power of attorney or other adverse claim whatsoever, other than any such claim or interest created by the Purchaser.

Section 2.4 Sophistication of Sellers. Such Seller acknowledges and agrees that, except as set forth in this Agreement, the Purchaser is not making any express or implied warranties in connection with the Repurchase Transaction. Such Seller has such knowledge and experience in financial and business matters and in making investment decisions of this type that it is capable of evaluating the merits and risks of making its investment decision regarding the Repurchase Transaction and of making an informed investment decision. Such Seller has had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Purchaser concerning the Shares and the Purchaser and all such questions have been answered to such Seller’s full satisfaction. Such Seller is not relying on the Purchaser with respect to the tax and other economic considerations of the Repurchase Transaction, and such Seller has relied on the advice of, or have consulted with, such Seller’s own advisors.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby makes the following representations and warranties to each of the Sellers, each of which is true and correct on the date hereof and the Closing Date, and shall survive the Closing Date.

Section 3.1 Existence and Power.

(a) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power, authority and capacity to execute and deliver this Agreement, to perform the Purchaser’s obligations hereunder, and to consummate the transactions contemplated hereby.

(b) The execution and delivery of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby (i) does not require the consent, approval, authorization, order, registration or qualification of, or filing with, any governmental authority or court, or body or arbitrator having jurisdiction over the Purchaser; and (ii) except as would not have an adverse effect on the ability of Purchaser to consummate the transactions contemplated by this Agreement, does not and will not constitute or result in a breach, violation or default under, any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license, whether written or oral, express or implied, to which Purchaser is a party, with the Purchaser’s articles of incorporation, or any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body on the part of the Purchaser or cause the acceleration or termination of any obligation or right of the Purchaser or any other party thereto.

Section 3.2 Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally and general principles of equity.

Section 3.3 Sufficient Funds. Purchaser has as of the date hereof and will have as of the Closing Date access to fully committed funds sufficient to consummate the transactions contemplated by this Agreement.

ARTICLE IV

MISCELLANEOUS PROVISIONS

Section 4.1 Notice. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) with return receipt requested or sent by reputable overnight courier service (charges prepaid) to the address and to the attention of the person set forth in this Agreement. Notices will be deemed to have been given hereunder when delivered personally, three business days after deposit in the U.S. mail postage prepaid with return receipt requested and two business days after deposit postage prepaid with a reputable overnight courier service for delivery on the next business day.

If delivered to the Purchaser, to:

Peabody Energy Corporation

701 Market Street

St. Louis, MO 63101

Attention: A. Verona Dorch, Chief Legal Officer

Facsimile No: (314) 342-7597

with a copy to:

Jones Day

77 West Wacker

Chicago, IL 60601

Attention: Edward B. Winslow

Facsimile No: (312) 782-8585

if to the Sellers, to:

Elliott Management Corporation

40 West 57 Street, 5th Floor

New York, NY 10019

Attention: Elliot Greenberg

Facsimile No: (212) 478-2371

with a copy to:

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, New York 10036

Attention: Abbe L. Dienstag

Facsimile No: (212) 715-8000

Section 4.2 Entire Agreement. This Agreement and the other documents and agreements executed in connection with the Repurchase Transaction embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 4.3 Assignment; Binding Agreement. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

Section 4.4 Counterparts. This Agreement may be executed in multiple counterparts, and on separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

Section 4.5 Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without giving effect to principles of conflicts of laws. Each party hereto waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement or any transaction contemplated hereby.

Section 4.6 No Third Party Beneficiaries or Other Rights. Nothing herein shall grant to or create in any person not a party hereto, or any such person’s dependents or heirs, any right to any benefits hereunder, and no such party shall be entitled to sue any party to this Agreement with respect thereto.

Section 4.7 Release. Except in respect of any claim of a breach of this Agreement, effective as of the Closing (i) each of the Sellers hereby releases the Purchaser, its stockholders, its affiliates and successors, and all of the Purchaser’s directors, officers, employees and agents (collectively, the “Company Parties”), and agrees to hold them, and each of them, harmless from any and all claims or causes of action that any of the Sellers may now have or know about, or hereafter may learn about, arising out of or in any way connected with the Repurchase Transaction, and each of the Sellers agrees that the Sellers will not file any claim, charge, or lawsuit for the purpose of obtaining any monetary awards in connection with the Repurchase Transaction, and (ii) Purchaser does hereby release each of the Sellers, their general and limited partners, affiliates and successors, and all of each of the Sellers directors, officers, managers, members, employees and agents (collectively, the “Seller Parties”), and agrees to hold them, and each of them, harmless from any and all claims or causes of action that Purchaser may now have or know about, or hereafter may learn about, arising out of or in any way connected with the Repurchase Transaction, and Purchaser agrees that Purchaser will not file any claim, charge, or lawsuit for the purpose of obtaining any monetary awards in connection with the Repurchase Transaction. The parties acknowledge that the foregoing release includes, but is not limited to, any claim arising under any federal, state, or local law, whether statutory or judicial, or ordinance, or any administrative regulation.

Section 4.8 Waiver; Consent. This Agreement and its terms may not be changed, amended, waived, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by the parties hereto.

Section 4.9 No Broker. Except as previously disclosed in writing to each other party, no party has engaged any third party as broker or finder or incurred or become obligated to pay any broker’s commission or finder’s fee in connection with the transactions contemplated by this Agreement.

Section 4.10 Further Assurances. Each party hereto hereby agrees to execute and deliver, or cause to be executed and delivered, such other documents, instruments and agreements, and take such other actions consistent with the terms of this Agreement as may be reasonably necessary in order to accomplish the transactions contemplated by this Agreement.

Section 4.11 Costs and Expenses. Each party hereto shall each pay their own respective costs and expenses, including, without limitation, any commission or finder’s fee to any broker or finder, incurred in connection with the negotiation, preparation, execution and performance of this Agreement.

Section 4.12 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

Section 4.13 Termination. This Agreement may be terminated and the Repurchase Transaction abandoned at any time prior to the Closing Date by mutual written consent of each party.

Section 4.14 Public Announcements. The Sellers, on the one hand, and the Purchaser, on the other hand, shall, to the extent feasible, consult with each other before issuing, and provide each other reasonable opportunity to review and comment upon, any press release or other public statements with respect to the Repurchase Transaction and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or automated inter-dealer quotation system. Notwithstanding anything to the contrary herein, the Sellers shall be permitted to make the Exchange Act filings without such review and consultation, so long as they disclose nothing other than the fact that the Repurchase Transaction has been consummated.

(Signatures appear on the next page.)

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

PURCHASER:

PEABODY ENERGY CORPORATION

By:	/s/ Walter L. Hawkins, Jr.

Name: Walter L. Hawkins, Jr.
Title: Senior Vice President—Finance

SELLERS:

ELLIOTT ASSOCIATES, LP

By:	/s/ Elliot Greenberg

Name: Elliot Greenberg
Title: Vice President

LIVERPOOL LIMITED PARTNERSHIP

By:	/s/ Elliot Greenberg

Name: Elliot Greenberg
Title: Vice President

SPRABERRY INVESTMENTS INC.

By:	/s/ Elliot Greenberg

Name: Elliot Greenberg
Title: Vice President

SCHEDULE A

Seller	Number of Shares to be Sold in Repurchase Transaction
Elliott Associates, LP	489,926
Liverpool Limited Partnership	1,805,626
Spraberry Investments Inc.	4,878,049